  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-107988, 333-101828, 333-74610, 333-59843, 333-37111, 333-49350, 333-52598) of Zoran Corporation of our report dated March 31, 2005 relating to the financial statements, and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 31, 2005